SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): March 7, 2002


                         PHARMACEUTICAL RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
     NEW JERSEY                           FILE NUMBER 1-10827             22-3122182
(STATE OR OTHER JURISDICTION OF         (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                                        IDENTIFICATION NO.)



ONE RAM RIDGE ROAD, SPRING VALLEY, NEW YORK                                  10977
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                 (ZIP CODE)

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Registrant's telephone number, including area code: (845) 425-7100






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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.
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            On March 7, 2002, we settled two significant legal proceedings involving our wholly-owned operating subsidiary, Par Pharmaceutical, or Par, and Bristol-Myers Squibb Company, or BMS. Pursuant to a settlement arrangement between the parties, Par acquired certain assets, principally consisting of the hypertension medications Capoten(R) and Capozide(R), the cholesterol-lowering medications Questran(R) and Questran Light Brands(R), and the antibiotic Sumycin(R), of BMS (we refer to such acquired branded medications collectively as the Brands).

            BMS had filed suit against Par in the United States District Court for the Southern District of New York alleging infringement of U.S. Patent No. 5,338,732, or the 365 Patent, from the sale of our generic buspirone products. Par commenced a second related proceeding against BMS in the United States District Court for the District of Columbia, which was subsequently transferred to the Southern District of New York, in which Par had alleged, among other things, that BMS had committed illegal anti-competitive actions to prevent the use and sale of our anxiety drug, buspirone, and our anorexia medication, megestrol oral suspension.

            To settle these legal proceedings, BMS agreed to enter into two asset purchase agreements with Par (we refer to such asset purchase agreements together as the Agreements). Under the Agreements, BMS agreed to sell the Brands to Par at the below market price of approximately $3 million plus the assumption by Par of certain liabilities, identified in the Agreements, related to the Brands. The transactions contemplated by the Agreements and the Settlement Agreements were consummated upon the filing by BMS and Par of two Stipulations of Dismissal of Actions with Prejudice with District Court of the Southern District of New York on March 7, 2002, in which the parties agreed to dismiss with prejudice their respective claims.

            Under the terms of the Agreements, Par acquired:

            (i) the trademarks and other intellectual property exclusively related to the Brands;

            (ii) the New Drug Applications for Capoten(R), and the Abbreviated New Drug Applications for Sumycin(R) in the form of syrup and tablets, and certain other related regulatory files; and

            (iii) other tangible and intangible assets exclusively relating to the Brands and limited licensing rights in respect of the 365 Patent.

            In determining the purchase price for the Brands, we principally considered the projected cash flows of the Brands, the value of the intellectual property related to the Brands and the economic value of our claims against BMS in comparison to resolving such claims and concurrently being able to acquire the Brands for $3 million cash payment. The purchase price for the Brands was provided through the use of our available cash.

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            We intend to integrate the Brands into our current sales and marketing operations and have entered into agreements with BMS to supply certain raw materials required in respect of the Brands. We have no intention of selling any of the Brands or any portion thereof. The acquisition will be accounted for using the purchase method.

            The above description is a summary of principal terms of the Agreements. We have attached complete copies of the Agreements to this Form 8-K as exhibits. Our description of the terms and conditions of the Agreements is qualified in its entirety by reference to such exhibits.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.
------     ---------------------------------

(a) Audited Financial Statements of the acquired Brands shall be provided within sixty (60) days of the date of their acquisition.

(b) Pro Forma Financial Information shall be provided within sixty (60) days of the date of acquisition.

(c)     Exhibits:

        10.1 Asset Purchase Agreement between Bristol-Myers Squibb Company and Par Pharmaceutical, Inc. in respect of the sale of the Capoten(REGISTERED), Capozide(REGISTERED), Questran(REGISTERED)and
              Questran Light(REGISTERED)Brands

        10.2 Asset Purchase Agreement between Bristol-Myers Squibb Company and Par Pharmaceutical, Inc. in respect of the sale of the Sumycin(REGISTERED)Brand

        99.1 Press Release announcing the acquisition of the five medications from Bristol-Myers Squibb and the dismissal of the claims regarding megestrol oral suspension and buspirone.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


March 22, 2002


                                          PHARMACEUTICAL RESOURCES, INC.
                                          ------------------------------
                                                     (Registrant)



                                    /s/  DENNIS J. O'CONNOR
                                    ------------------------------------------
                                    Dennis J. O'Connor
                                    Vice President, Chief Financial Officer
                                    and Secretary











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